Exhibit 10.22

Consent and Amendment No. 3 to

Loan and Security Agreement

Borrower:	Quench USA, Inc.
Address:	780 5th Avenue, Suite 135
King of Prussia, PA 19406

Date:	June 16, 2014

This CONSENT AND AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into on the above date, by and between the borrower named above (“Borrower”) and ORIX Ventures, LLC, a Delaware limited liability company (“ORIX”).

RECITALS:

WHEREAS, Borrower and ORIX are parties to that certain Loan and Security Agreement dated as of October 7, 2011 (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which ORIX has agreed to make loans and other extensions of credit to Borrower in accordance with the terms thereof;

WHEREAS, Borrower has requested that ORIX consent to Borrower’s acquisition of substantially all of the assets of Atlas Water Systems, Inc., a Massachusetts corporation (“Target”), pursuant to that certain Asset Purchase Agreement by and between Target and Borrower, dated on or about the date hereof (such agreement, as modified by any and all modifications, extensions and renewals thereof and any replacements or substitutions therefor, is hereinafter collectively referred to as the “Purchase Agreement”), and ORIX has agreed to consent to such acquisition transaction subject to the terms and conditions set forth herein; and

WHEREAS, in connection with the foregoing, Borrower and ORIX wish to amend the Loan Agreement, subject to the terms and conditions of this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1                                              Consent.  Notwithstanding Section 4.5(ii) of the Loan Agreement or any provision to the contrary contained in the Loan Documents, ORIX hereby consents to Borrower entering into the Purchase Agreement and acquiring the assets of Target; provided that the representations and warranties contained in Section 3 of this Amendment are true and correct as of the date hereof, and immediately upon the consummation of the transaction contemplated by the Purchase Agreement and Borrower delivers to ORIX the other documents and deliverables required pursuant to Section 4 of this Amendment.

Section 2                                              Amendments to Loan Agreement.

(a)                                 Section 7 (Definitions) of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order therein:

““Third Amendment” means that certain Consent and Third Amendment to Loan and Security Agreement, dated as of June 16, 2014, by and between ORIX and Borrower.”

““Third Amendment Effective Date” means the date of the Third Amendment.”

(b)                                 Sections 1, 2, 3 and 7 of the Schedules to the Loan Agreement are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto.

Section 3                                              Representations and Warranties.  To induce ORIX to enter into this Amendment, Borrower represents and warrants that:

(a)                                 No Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof;

(b)                                 Representations and Warranties.  No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment which constitutes an Event of Default and, after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representation or warranty shall be true, accurate and complete in all material respects as of such earlier date; and

(c)                                  Corporate Authority.  (i) The execution, delivery and performance by Borrower of this Amendment is within its corporate powers and has been duly authorized by all necessary corporate action on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, and (iii) neither the execution, delivery or performance by Borrower of this Amendment (1) violates any law or regulation, or any other or decree of any governmental authority, (2) conflicts with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (3) results in the creation or imposition of any lien upon any of the Collateral, (4) violates or conflicts with the certificate of incorporation or bylaws of Borrower, or (5) requires the consent, approval or authorization of, or declaration or filing by Borrower with, any other Person, except for those already duly obtained.

Section 4                                              Conditions Precedent to Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)                                 Executed Amendment.  ORIX shall have received from Borrower a copy of this Amendment (with an original to follow promptly thereafter), duly authorized, executed and delivered, and the Amendment shall constitute a Loan Document;

(b)                                 Executed Third Warrant.  ORIX shall have received from AquaVenture Holdings LLC a copy of the warrant (with an original to follow promptly thereafter) required to be delivered on the Third Amendment Effective Date pursuant to Section 7(b) of the Schedules to the Loan Agreement, duly authorized, executed and delivered, and such warrant shall constitute a Loan Document;

(c)                                  Executed Collateral Assignment of Asset Purchase Agreement.  ORIX shall have received from Borrower a copy of the Collateral Assignment of Asset Purchase Agreement (with an original to follow promptly thereafter), duly authorized, executed and delivered, and such Collateral Assignment of Asset Purchase Agreement shall constitute a Loan Document;

(d)                                 Executed Copies of the Purchase Agreement.  ORIX shall have received from Borrower executed copies of the Purchase Agreement together with complete exhibits and schedules as well as any documents delivered in connection therewith;

(e)                                  Opinion.  ORIX shall have received from Borrower an opinion of Borrower’s counsel in form and substance reasonably satisfactory to ORIX;

(f)                                   Receipt of Equity Investment.  Borrower shall have received proceeds from a capital contribution of not less than $11,000,000.00 from Borrower’s parent, the proceeds of which shall be used to fund the acquisition of Target’s assets as contemplated by the Purchase Agreement;

(g)                                  New Term Loan Commitment Fee.  Borrower shall have paid to ORIX a fully-earned, non-refundable new term loan commitment fee (as set forth in Section 3 of the Schedules to the Loan Agreement) of $100,000.00 with respect to this Amendment; and

(h)                                 Counsel Fees.  Borrower shall have satisfied all fees and expenses incurred by ORIX in connection with this Amendment and the subject matter hereof, including without limitation, reasonable fees, costs, and expenses of ORIX’s legal counsel incurred in connection with the preparation and negotiation of this Amendment.

Section 5                                              Miscellaneous.

(a)                                 Binding Obligation.  This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

(b)                                 Ratification.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Loan Agreement or any other Loan Document.  Borrower hereby ratifies and reaffirms each of the terms and conditions of the Loan Documents to which it is a party and all of its obligations thereunder.

(c)                                  Limitation; Reservation of Rights.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any Event of Default or any other term or condition of any Loan Document or of any other instrument or agreement referred to therein or to prejudice any right or remedy which ORIX may now have or may have in the future under or in connection with the Loan Documents or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except for the amendments set forth herein, ORIX hereby expressly reserves all of its rights and remedies under the Loan Documents and at law and equity.  Except as expressly amended hereby, the Loan Documents shall continue in full force and effect.

(d)                                 Releases.  In further consideration of ORIX’s execution of this Agreement, Borrower for itself and on behalf of its respective successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and affiliates, hereby forever releases ORIX and its respective successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations, other than arising out of the gross negligence or willful misconduct of such Releasee or its respective officers, employees directors, agents or attorneys as determined by a non-appealable decision of a court of competent jurisdiction.  This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Amendment, the Loan Documents or the Loan Agreement including payment in full of all Obligations.

(e)                                  Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of Borrower and ORIX and their respective successors and assigns.

(f)                                   ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE AND CONTAIN THE ENTIRE, FINAL AGREEMENT

AND UNDERSTANDING CONCERNING THE SUBJECT MATTER HEREOF BETWEEN THE PARTIES HERETO, AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, REPRESENTATIONS, WARRANTIES, COMMITMENTS, PROPOSALS, OFFERS AND CONTRACTS CONCERNING THE SUBJECT MATTER HEREOF, WHETHER ORAL OR WRITTEN.  THIS AMENDMENT, ANY SUPPLEMENTS HERETO, AND ANY INSTRUMENTS OR DOCUMENTS DELIVERED OR TO BE DELIVERED IN CONNECTION HEREWITH MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

(g)                                  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(h)                                 Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(i)                                     Counterparts.  This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(j)                                    Incorporation of Loan Agreement Provisions.  This Amendment is executed pursuant to the Loan Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement. The provisions contained in Section 8.11 (Governing Law) and Section 8.13 (Jury Trial) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date first written above.

Quench USA, Inc., a Delaware corporation

By:	/s/ Anthony Ibarguen
	Name:	Anthony Ibarguen
	Title:	President and Chief Executive Officer

ORIX Ventures, LLC, a Delaware limited liability company

By:	/s/ Christopher L. Smith
	Name:	Christopher L. Smith
	Title:	Manager

ORIX/QUENCH —CONSENT AND AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

Exhibit A

Amendments to Schedules to Loan Agreement

1. LOAN AMOUNTS (Section 1.1):

Tranche A Term Loan Amount: $12,500,000

The initial Loan (the “Tranche A Term Loan”) was made in one disbursement on the Closing Date upon satisfaction of the conditions set forth in this Agreement.

The entire unpaid principal balance of the Tranche A Term Loan outstanding on December 23, 2015 shall be repaid in (i) 12 equal monthly principal payments of $156,250.00, commencing on January 23, 2016, and continuing on the same day of each month thereafter until December 23, 2016; (ii) 12 equal monthly principal payments of $208,333.33, commencing on January 23, 2017, and continuing on the same day of each month thereafter until December 23, 2017; (iii) 12 equal monthly principal payments of $260,416.67, commencing on January 23, 2018, and continuing on the same day of each month thereafter until the Maturity Date on which date the entire unpaid principal balance of the Tranche A Term Loan plus any and all accrued and unpaid interest shall be paid.

Tranche B Term Loan Amount: $7,500,000

The Tranche B Term Loan (the “Tranche B Term Loan”) was made in one disbursement on the Second Amendment Effective Date upon satisfaction of the conditions set forth in this Agreement and the Second Amendment.

The entire unpaid principal balance of the Tranche B Term Loan outstanding on December 23, 2015 shall be repaid in (i) 12 equal monthly principal payments of $93,750.00, commencing on January 23, 2016, and continuing on the same day of each month thereafter until December 23, 2016; (ii) 12 equal monthly principal payments of $125,000.00, commencing on January 23, 2017, and continuing on the same

ORIX/QUENCH —CONSENT AND AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

day of each month thereafter until December 23, 2017; (iii) 12 equal monthly principal payments of $156,250.00, commencing on January 23, 2018, and continuing on the same day of each month thereafter until the Maturity Date on which date the entire unpaid principal balance of the Tranche B Term Loan plus any and all accrued and unpaid interest shall be paid.

Delayed Tranche C Term Loan Amount: $10,000,000

The Delayed Tranche C Term Loan (the “Delayed Tranche C Term Loan”) was made prior to the Third Amendment Effective Date upon satisfaction of the conditions set forth in this Agreement and the Second Amendment.

The entire unpaid principal balance of the Delayed Tranche C Term Loan outstanding on December 23, 2015 shall be repaid in (i) 12 equal monthly principal payments equal to $125,000, commencing on January 23, 2016, and continuing on the same day of each month thereafter until December 23, 2016; (ii) 12 equal monthly principal payments equal to $166,666.67, commencing on January 23, 2017, and continuing on the same day of each month thereafter until December 23, 2017; (iii) 12 equal monthly principal payments equal to $208,333.34, commencing on January 23, 2018, and continuing on the same day of each month thereafter until the Maturity Date on which date the entire unpaid principal balance of the Delayed Tranche C Term Loan plus any and all accrued and unpaid interest shall be paid.

Tranche D Term Loan Amount: $10,000,000

The Tranche D Term Loan (the “Tranche D Term Loan”) shall be made in one disbursement on the Third Amendment Effective Date upon satisfaction of the conditions set forth in this Agreement and the Third Amendment.

The entire unpaid principal balance of the Tranche D Term Loan outstanding on December 23, 2015 shall be repaid in (i) 12 equal monthly principal payments equal to $125,000, commencing on January 23, 2016, and continuing on the same day of each month thereafter until December 23, 2016; (ii) 12 equal monthly principal payments equal to $166,666.67, commencing on January 23, 2017, and continuing on the same day of each month thereafter until December 23, 2017; (iii) 12 equal monthly principal payments equal to $208,333.34, commencing on January 23, 2018, and continuing on the same day of each month thereafter until the Maturity Date on which date the entire unpaid principal balance of the Tranche D Term Loan plus any and all accrued and unpaid interest shall be paid.

2. INTEREST.

Interest Rates (Section 1.3):

The outstanding principal amount of the Tranche A Term Loan shall bear interest each month at an interest rate per annum equal to the Base Rate in effect for such month, plus 6.0% per annum; provided that in no event shall the interest rate per annum be less than 9.50%.

The outstanding principal amount of the Tranche B Term Loan, the Delayed Tranche C Term Loan and the Tranche D Term Loan shall bear interest each month at an interest rate per annum equal to the Base Rate in effect for such month, plus 5.50% per annum; provided that in no event shall the interest rate per annum be less than 9.0%.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Base Rate has the meaning set forth in Section 7 of this Agreement.

3. FEES (Section 1.4):

Initial Loan Fee:	$125,000.00, payable on the Closing Date.

Second Amendment Loan Fee:	$175,000.00, payable on the Second Amendment Effective Date.

Third Amendment Loan Fee:	$100,000.00, payable on the Third Amendment Effective Date.

7. ADDITIONAL PROVISIONS.

(a)

Warrants. On the Closing Date, Borrower issued to ORIX 7-year warrant to purchase 187.5 shares of Series D Preferred Stock of Borrower at a purchase price of $2,000.00 per share (the “Initial Warrant”). On the Second Amendment Effective Date, the Initial Warrant shall be amended and restated to reflect its conversion into a warrant for ordinary common shares of Quench USA Holdings LLC, to adjust the number of shares and warrant price accordingly, and to extend the expiration date of the Initial Warrant.

(b)

Additional Warrants. On the Second Amendment Effective Date, Borrower shall concurrently issue to ORIX Finance Equity Investors, LP, a Delaware limited partnership, a 7-year warrant to purchase 225,000 ordinary common shares of Quench USA Holdings LLC at a purchase price of $1.00 per share, on the terms set forth in ORIX Finance Equity Investors, LP’s standard form of Warrant to Purchase Stock (the “Second Warrant”). The number of shares subject to the Second Warrant was later automatically increased to 525,000. On the Third Amendment Effective Date, Borrower shall concurrently issue to ORIX Finance Equity Investors, LP, a Delaware limited partnership, a 7-year warrant to purchase 60,635 Class B Shares of AquaVenture Holdings LLC at a purchase price of $4.9477 per share, on the terms set forth in ORIX Finance Equity Investors, LP’s standard form of Warrant to Purchase Stock.

	(c)	Deposit Accounts. Prior to the first disbursement of the Loan, and as a condition precedent thereto, Borrower shall cause the banks and other institutions where its Deposit Accounts are maintained to enter into control agreements with ORIX, in form and substance reasonably satisfactory to ORIX in its Good Faith Business Judgment and sufficient to perfect ORIX’s first-priority security interest in said Deposit Accounts. Prior to the opening of any new Deposit Accounts, Borrower shall use cause the banks and other institutions where such Deposit Accounts are to be maintained to enter into control agreements with ORIX, in form and substance reasonably satisfactory to ORIX in its Good Faith Business Judgment and sufficient to perfect ORIX’s first-priority security interest in said Deposit Accounts.

(d)	Foreign Subsidiaries. Borrower represents and warrants that it has no partially-owned or wholly-owned Subsidiaries.